Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of GoAmerica, Inc. (the "Company") on Form S-3 for the registration of 117,774,503 shares of its common stock of our report dated March 4, 2004, except for Note 18 as to which the date is March 10, 2004, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ WithumSmith + Brown, P.C.
-----------------------------
New Brunswick, New Jersey
March 10, 2004


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